Exhibit 10.19

     REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) made as of April 14th, 2013, by and among Kamada Ltd., an Israeli company (the "Company") and the individuals and the entities identified in Schedule 1 attached hereto (the “Shareholder”).

W I T N E S S E T H:

     WHEREAS, the Shareholders are holders of issued and outstanding Ordinary Shares of the Company, nominal value NIS 1.00 each (the “Ordinary Shares”); and

WHEREAS, the parties hereto desire to enter into a registration rights agreement and set forth certain matters regarding the registration of the Company’s securities;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.     Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Holder, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, or the legally authorized agency administering the relevant legislation in the jurisdiction in which the registration is being executed.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar or successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

“Holder” means any Shareholder or any assignee thereof in accordance with Section 3.3 of this Agreement.

“Form F-3” means Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Initiating Holder(s)” means a Holder or Holders holding nine and one-half percent (9.5%) of the Registrable Shares.

“IPO” means an initial public offering of the Company’s securities in the United States.

“Permitted Transferee” means, with respect to any Shareholder (i) any Person which controls, is controlled by or is under common control with, such Shareholder, (ii) if the Shareholder is an individual, his parent, spouse or children; and (iv) any transferee by will or operation of law.

“Person” means an individual, corporation, partnership, joint venture, trust, and any other body corporate or unincorporated organization.

"Register", "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares” means all (i) Ordinary Shares currently held by the Holders and any Affiliates of the Holders, (ii) Ordinary Shares issued upon conversion or exercise of any securities currently held by the Holders and any Affiliates of the Holders, (iii) Ordinary Shares that the Holders and any Affiliates of the Holders may hereafter purchase or Ordinary Shares issued upon conversion or exercise of other securities hereafter purchased, and (iv) Ordinary Shares issued by the Company in respect of the shares referred to in (i), (ii) or (iii) in any reorganization or as a result of a stock split, stock dividend, recapitalization or similar event; but excluding in all cases any shares (a) for which registration rights have terminated pursuant to Section 2.11; or (b) transferred in a transaction, in which the registration rights under this Agreement are not assigned in accordance herewith.

“Rule 144” shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

2.     Registration.

The following provisions govern the registration of the Company's securities:

2.1.     Incidental Registration. If the Company at any time following the closing of the IPO, proposes to register any of its securities under the Securities Act for its own account, other than in a demand registration under Section 2.2 or Section 2.3 of this Agreement, or registrations relating to employee benefit plans or corporate reorganization it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Company shall (subject to the priority provisions below) include in such registration all of the Registrable Shares indicated in such request. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Company in writing in their opinion the number of the Company’s securities together with the Registrable Shares requested to be included in the offering exceeds the number that can be sold in such offering without adversely affecting such underwriter’s ability to effect the distribution of such securities or that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that are entitled to be included in such registration shall be allocated as follows: (i) first, the Company shall be allowed to include all Ordinary Shares to be registered for its own account; (ii) second, Registrable Shares requested to be registered thereunder shall be included in such registration, pro-rata to the number of Registrable Shares owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.

2.2.     Demand Registration. At any time beginning one hundred and eighty (180) days following the closing of the IPO, the Initiating Holder(s) shall be entitled to demand in writing that all or part of their Registrable Shares shall be registered for trading on any securities exchange. Any such demand must request the registration of shares in a minimum anticipated aggregate public offering price of five million United States dollars ($5,000,000) (after deduction of underwriter discounts and commissions, share transfer taxes and expenses of sale). Within twenty (20) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall use its commercially best efforts to include in such registration that number of Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its commercially best efforts to effect a registration statement under the Securities Act covering all Registrable Shares as to which it has received requests for registration; provided, however, that the Company shall not be required to effect any registration under this Section 2.2 within a period of one hundred and eighty (180) days following the effective date of a previous registration of securities of the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that are entitled to be included in such registration shall be allocated as follows: (i) first, Registrable Shares requested to be registered thereunder, pro-rata to the number of Registrable Shares owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders; (iii) second, shares which the Company may wish to register for its own account; and (iii) any other shares registered thereunder. The Company shall be allowed to register securities for sale for its own account in any registration requested under this Section 2.2, provided however that in any event all Registrable Securities must be included in such registration prior to any other securities of the Company. The Company shall not be required to effect more than two (2) registrations under this Section  2.2. If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section  2.2, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) consecutive days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month. Notwithstanding the foregoing, Company shall not be obligated to effect any registration pursuant to this Section  2.3 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance if not already qualified or consented and except as may be required under the Securities Act.

2.3.     Form F-3 Registration. Following the closing of IPO and from such time as the Company becomes eligible to file a registration statement on Form F-3 under the Securities Act, in case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3, and any related qualification or compliance, with respect to Registrable Shares where the aggregate anticipated public offering price (after deduction of underwriter discounts, commissions, share transfer taxes and expenses of sale) of such Registrable Shares equals to at least five million United States dollars ($5,000,000), the Company will within twenty (20) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and will use its best efforts to include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice. Thereupon, the Company shall use its commercially best efforts to effect a registration statement a Form F-3 covering all such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section  2.3, (i) if Form F-3 is not available for such offering by the Holders; (ii)  if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.2 a certificate signed by the Chief Executive Officer or Chairman of the Audit Committee of the Company stating that in the good faith judgment of the Board of Directors of the Company it would not be in the best interest of the Company or its shareholders for such Form F-3 registration statement to be filed or effected at such time, in which event the Company shall have the right to defer or delay the filing of the Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section  2.3; provided, however, that the Company shall not utilize such right more than once in any twelve (12) month period; (iii) if the Company has, within the nine (9) month period preceding the date of such request, already effected one registration on Form F-3 for any of the Holders pursuant to this Section 2.3; (iv) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is employing reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance if not already qualified or consented and except as may be required under the Securities Act. If the Form F-3 offering pursuant to this Section 2.3 is an underwritten offering, and there are underwriter cutbacks, the rights of the Holders and the Company to include their Registrable Shares in such registration shall be in accordance with the provisions of Section 2.2 above.

2.4.     Designation of Underwriter. (a) In the case of any registration effected pursuant to Section 2.2 or 2.3, the Initiating Holders that submitted the request for registration shall have the right to designate the managing underwriter(s) in any underwritten offering subject to the Company's approval, which shall not be unreasonably withheld.

(b)     In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any such underwritten offering.

2.5.     Expenses. All expenses, including the reasonable fees and expenses of one special counsel for the Initiating Holders, incurred in connection with any registration under this Agreement shall be borne by the Company; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter. Provided, further, that if a registration under Section 2.2 or 2.3 is withdrawn at the request of the Initiating Holders or any other holders of a majority of the Registrable Shares included in such request for registration (other than as a result of information which is made known by the Company to the Holders after the date on which such registration was requested which could reasonably have an material adverse effect on the business or financial condition of the Company) and if the Initiating Holders or any other holders of a majority of the Registrable Shares included in such request for registration, elect not to have such registration counted as a registration requested under Section 2.2 or 2.3, as applicable, the Preferred Holders shall pay the expenses of such registration pro rata in accordance with the number of their Registrable Shares included in the request for such registration.

2.6.     Indemnities. In the event of any registered offering of Ordinary Shares pursuant to Section 2 hereof:

2.6.1.     The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each Person, if any, who controls the Holder or such underwriter (the “Holder's Indemnitees”), from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Holder's Indemnitees may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading; and the Company will reimburse the Holder's Indemnitees, promptly upon demand, for any reasonable legal or any reasonable other expenses actually incurred and paid by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Holder and its respective Holder's Indemnitees in writing specifically for inclusion therein; provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Holder and Holder Indemnities and (ii) any underwriter, if a copy of the final prospectus was supposed to be furnished by them but was not so furnished by them or by someone else on their or the Company's behalf to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act, provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection  2.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling Person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by a Holder.

2.6.2.     Each Holder participating in a registration hereunder (a “Participant”) will furnish to the Company in writing any information regarding such Holder and his or her intended method of distribution of Registrable Securities as the Company may reasonably request and will indemnify and hold harmless the Company, each of its directors and officers, any other Paticipant, and any underwriter for the Company or such other Participant(s), and each Person, if any, who controls the Company, such other Particpant or such underwriter (“Company's Indemnitees”), from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the indemnifying Participant’s consent) to which the Company's Indemnitees may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Holder of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the registration statement or the offering contemplated thereby, and each such indemnifying Participant will reimburse the Company's Indemnitees, promptly upon demand, for any reasonable legal or other reasonable expenses actually incurred and paid by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such indemnifying Participant specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company, (ii) any such other Participant and (iii) any underwriter, if a copy of the final prospectus was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection  2.6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Holders, as the case may be, which consent shall not be unreasonably withheld.

2.6.3.     Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.6.1 or 2.6.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 2.6.1 or 2.6.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from (i) any liability which it may have to any indemnified party hereunder except to the extent that such failure materially prejudices the indemnifying party's ability to defend such action, and (ii) any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party or parties of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party or parties pursuant to the provisions of said Sections 2.6.1 or 2.6.2 for any legal or other expense subsequently incurred by such indemnified party or parties in connection with the defense thereof, unless (i) the indemnified party or parties shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party or parties shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's or parties’ intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party or parties at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.6.4.     If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses from the indemnifying party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other equitable considerations or as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.6.5.     The parties agree to promptly notify each other of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus or registration statement relating to any sale or any Registrable Shares, or of any other litigation or proceedings to which this Section 2.6 is applicable of which they became aware.

2.6.6.     The rights and obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Shares in a registration statement under Section 2.

2.7.     Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

2.7.1.     prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if sooner, until the distribution contemplated in the registration statement has been completed.

2.7.2.     prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

2.7.3.     furnish to the Holders whose shares are covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them and covered by such registration statement.

2.7.4.     in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.7.5.     notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.7.6.     cause all Registrable Shares registered thereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.7.7.     provide a transfer agent and registrar for all Registrable Shares registered thereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

2.7.8.     furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2 whose Registrable Shares are included in such registration, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares pursuant to this Section 2 whose Registrable Shares are included in such registration and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares pursuant to this Section 2 whose Registrable Shares are included in such registration.

2.8.     Lock-Up. In any registration of the Company's shares all Holders agree that any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales for up to one hundred and eighty (180) days following the IPO, provided that such obligation shall only apply where all officers, directors and other at least one percent (1%) shareholders are similarly bound. In addition, no Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any customary underwriting agreement and (b) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.9.     Public Information. For so long as a Holder owns Registrable Shares, at any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the Exchange Act, or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Holders pursuant to Rule 144, such adequate current information with respect to the Company as is necessary to enable the Holders to make sales of Registrable Shares pursuant to Rule 144 (or similar rule then in effect). The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company as to the steps it has taken to so comply.

2.10.     Registration in Other Jurisdiction. The provisions of this Section 2 shall apply, mutatis mutandis, to any registration of the securities of the Company in jurisdictions other than the United States.

2.11.     Termination of Registration Rights. All registration rights or any other rights granted under this Agreement shall terminate, expire and be of no further force and effect upon the earlier of (i) five (5) years after the consummation of the IPO, and, (ii) as to any Holder, such earlier time at which all Registrable Shares held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144; provided, however, that the terms and provisions and rights and obligations set forth in Section 2.6 shall not expire.

3.     Miscellaneous.

3.1.     Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

3.2.     Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel applicable to agreements made and wholly performed therein, without regard or giving effect to the conflict of laws or choice of laws provisions thereof or of any other jurisdiction; provided however, that all issues relating to registration of securities in the United States shall be interpreted in accordance with the U.S. Federal securities laws. Any dispute arising under or in relation to this Agreement shall be resolved in the competent courts in the city of Tel Aviv, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

3.3.     Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations of the Holders set forth in, arising under, or created by this Agreement may be assigned or transferred without the Company’s prior written consent, with the exception of assignments to Permitted Transferees; provided, however, that no such assignment or transfer shall become effective unless each such transferee has provided the Company with a confirmation in writing in the form appended hereto as Exhibit A, that it is bound by all of the terms and conditions of this Agreement as if it were an original party hereto.

3.4.     Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede any prior understanding or agreement with respect to its subject matter. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Shareholders.

3.5.     Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed or mailed by registered, electronic or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below:

if to the Holders:	to the addresses set forth in Schedule 1

if to the Company:	Kamada Ltd.
7 Sapir Street
Kiryat Weizmann Science Park
P.O Box 4081
Ness Ziona 74140
Israel
Attention: Chief Executive Officer
Fax: 972-8-9406473

with a copy to (which copy does not constitute a notice):

Fischer Behar Chen Well Orion & Co.
3 Daniel Frisch Street
Tel-Aviv, 64731
Israel
Attention: Raz Tepper
Facsimile: 972-3-6944266
Email: rtepper@fbclawyers.com

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 3.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via email or facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. For purposes of this Agreement, the term “business day” shall mean any day on which the banks are open both in Israel, the United States and in the jurisdiction in which the Company’s principal executive offices are located.

3.6.     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

3.7.     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

3.8.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Facsimile or electronically delivered signatures of a party hereto Signatures by facsimile or signatures shall be deemed valid and binding for all purposes.

     [Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have signed this Registration Rights Agreement as of the date first hereinabove set forth.

Kamada Ltd.

By:	/s/ Gil Efron
Name:	Gil Efron
Title:	CFO

[SIGNATURE PAGE 1 OF 2 OF REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Registration Rights Agreement as of the date first hereinabove set forth.

THE HOLDERS:

Damar Chemicals Inc.

By:	/s/ Jonathan Hahn
Name:	Jonathan Hahn
Title:	Attorney

Leon Recanati

By:	/s/ Leon Recanati
Name:
Title:

Gov Financial Holdings Ltd.

By:	/s/ Leon Recanati
Name:	Leon Recanati
Title:	Chairman and CEO

David Tsur
/s/ David Tsur

[SIGNATURE PAGE 2 OF 2 OF REGISTRATION RIGHTS AGREEMENT]

SCHEDULE 1

THE HOLDERS

NAME OF SHAREHOLDER	ADDRESS
Damar Chemicals Inc.
Leon Recanati
Gov Financial Holdings Ltd.
David Tsur

EXHIBIT A

ADDITIONAL Parties Agreement

The undersigned hereby consents to and agrees to be bound by the terms, covenants and provisions of the Registration Rights Agreement dated as of _______, 2013 (the “Agreement”) and that all Ordinary Shares (each as defined in the Agreement) held by the undersigned (presently or in the future) are and shall be subject to all of the rights, obligations, and restrictions described in the Agreement. The undersigned acknowledges and agrees that upon execution and delivery of this Exhibit A, the undersigned shall be deemed a party to the Agreement, as if the undersigned had been a party to such agreement as of the date thereof.

Dated as of: ________________

Name

Address:

Number of Ordinary Shares Owned:

Signature